Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2026, with respect to the consolidated financial statements of Coda Octopus Group, Inc. (the “Company”) as of and for the years ended October 31, 2025 and 2024, appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2025.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

March 19, 2026